Exhibit 10.1

This Promissory Note (this “Note”) and the securities issuable upon conversion of this Note pursuant to the terms hereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and neither this note, such securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration statement under such act or such laws or an exemption from registration under such act and such laws which, in the opinion of counsel for maker, is available.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $25,000	Dated as of May 21, 2026

Columbus Acquisition Corp., a Cayman Islands exempted company (the “Maker”), promises to pay to the order of WISeSat.Space Corp., a British Virgin Islands business company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of Twenty-Five Thousand U.S. Dollars ($25,000) (the “Principal Amount”) in lawful money of the United States of America, on the terms and conditions described below. Except to the extent that the obligations under this Note are converted into Conversion Units (as defined below) in accordance with Section 2(a) below or Conversion Shares (as defined below) in accordance with Section 2(b) below, all payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note. Reference is hereby made to that certain Business Combination Agreement, dated as of November 9, 2025 (as may be amended in accordance with the terms thereof, the “BCA”), by and among Maker, the Payee, WISeKey International Holding Ltd., a Swiss company (together with its successors, the “Seller”), and the other parties named therein. This Note is a “Company Note” under the BCA and reflects the terms of the loan made by the Payee to Maker on or about the date hereof in an amount equal to the Principal Amount pursuant to Section 8.19(a) of the BCA for fifty percent (50%) of an Extension Payment (as defined in the BCA).

1. Repayment of Principal. The principal balance of this Note shall be payable by the Maker on the earliest to occur of (i) the date on which the BCA is terminated in accordance with its terms other than by Maker pursuant to Section 10.1(e) thereof, (ii) the date on which Maker consummates its initial business combination (as described in the IPO Prospectus (as defined below), including pursuant to the BCA (the “Business Combination”), and (iii) the date that the winding up of Maker is effective (such earlier date, the “Maturity Date”). The principal balance may be prepaid at any time, at the election of Maker. Under no circumstances shall any individual, including any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder. Notwithstanding anything to the contrary contained herein, Maker and Payee agree that in the event that the transactions contemplated by the BCA are consummated, this Note will be deemed to be automatically assigned to by the Payee to the Seller immediately prior to the consummation of the transactions contemplated by the BCA and the Seller will have all rights of the Payee under this Note, including the right to receive payment of Maker’s obligations hereunder (whether in cash or by delivery of Conversion Units).

2. Conversion.

(a) Notwithstanding anything to the contrary contained in this Note, at any time at or prior to the consummation of the Business Combination, Payee shall have the right to convert all or any portion of the outstanding unpaid obligations owed to Payee under this Note into securities of Maker equivalent to the CAC Private Units (as such term is defined in the BCA) that were issued by the Maker in the private placement that was consummated in connection with Maker’s initial public offering (the “IPO”) (together with any replacement securities issued by the successor public company to Maker in the Business Combination, “Conversion Units”) at a price of $10.00 per Conversion Unit.

(b) Notwithstanding anything to the contrary contained herein, Maker and the Payee agree that in the event of a valid termination of the BCA by Maker pursuant to Section 10.1(e) thereof, the obligations under this Note will be satisfied by Maker upon the consummation of a Business Combination with a person or entity other than the Payee or its affiliates by either, at the sole election of Maker, (i) repayment in cash in accordance with the terms of this Note or (ii) conversion into common or ordinary shares of the post-closing public company in such Business Combination (“Conversion Shares”) at a price per share equal to Five U.S. Dollars ($5.00) (with such price to be equitably adjusted if Maker’s ordinary shares, par value $0.0001 per share, are subject to any share splits, share dividends, combinations, recapitalizations and the like after the date of this Note or are not converted into common or ordinary shares of the post-closing public company in such Business Combination on a one-for-one basis).

(c) Upon any complete or partial conversion of the outstanding obligations under this Note in accordance with this Section 2, (i) the amount of such obligations shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Units or Conversion shares, as applicable, (iii) Maker shall promptly deliver a new duly executed Note to Payee in the principal amount that remains outstanding, if any, after any such conversion, and (iv) in exchange for all or any portion of the surrendered Note, Maker shall, at the direction of Payee, deliver to Payee or its designees the Conversion Units or Conversion Shares, as applicable, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and Payee and applicable state and federal securities laws.

3. Interest. No interest shall accrue on the unpaid principal balance of this Note.

4. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within three (3) business days of the Maturity Date.

(b) Other Maker Breach. The material breach by Maker of any of its covenants or agreements set forth in this Note (other than as described in Section 4(a) above) which is not cured within ten (10) business days after receipt by Maker of written notice of such material breach from the Payee.

(c) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, restructuring officer (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(d) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, restructuring officer (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

5. Remedies. In each case subject to the provisions of Section 10 of this Note:

(a) Upon the occurrence of an Event of Default specified in Section 4(a) or 4(b) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 4(c) or 4(d) hereof, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

(c) Upon the occurrence of an Event of Default, Maker hereby agrees to pay for all reasonable out-of-pocket costs of collection and any other enforcement of this Note, including reasonable out-of-pocket attorneys’ fees and reasonable expenses and court costs.

6. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

8. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, in each case to the applicable party at the address set forth underneath such party’s signature on the signature page hereto (or at such other address for a party as shall be specified by like notice).

9.  Governing Law; Jurisdiction; Waiver of Jury Trial. This Note shall be governed by and interpreted and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws rules thereof. Any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the state or federal courts sitting in or otherwise serving New York, County, New York (or in any appellate courts thereof) (the “Specified Courts”). The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the Specified Courts in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in any Specified Court and agree that service of process upon a party mailed by certified mail to such party’s address in accordance with Section 8 above shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. Each party agrees that a final judgement in any legal suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgement or in any other manner provided by applicable law. Each party hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this note or any obligations hereunder.

10. Trust Waiver. Payee understands that, as described in the final prospectus of Maker, dated as of January 22, 2025, and filed with the U.S. Securities and Exchange Commission on January 24, 2025 (File Nos. 333- 283278) (the “IPO Prospectus”), Maker has established a trust account (the “Trust Account”) containing the proceeds of the IPO and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Maker’s public shareholders (including overallotment shares acquired by Maker’s underwriters, the “Public Shareholders”), and that Maker may disburse monies from the Trust Account only in the circumstances described in the IPO Prospectus. For and in consideration of Maker entering into this Note, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Payee hereby agrees on behalf of itself and its subsidiaries that, notwithstanding anything to the contrary in this Note, neither Payee nor any of its subsidiaries do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom to Public Shareholders (“Public Distributions”), or make any claim against the Trust Account or Public Distributions, with respect to any claim based upon, arising out of or in connection with this Note or Maker’s obligations hereunder, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Payee on behalf of itself and its subsidiaries hereby irrevocably waives any Released Claims that Payee or any of its subsidiaries may have against the Trust Account or Public Distributions now or in the future and will not seek recourse against the Trust Account or Public Distributions for any Released Claims. Payee agrees and acknowledges that such irrevocable waiver is material to this Note and specifically relied upon by Maker and its affiliates to induce Maker to enter into this Note, and Payee further intends and understands such waiver to be valid, binding and enforceable against Payee and each of its subsidiaries under applicable law. The provisions of this Section 10 shall survive any termination or satisfaction of this Note and be in addition to, and not in limitation of, any releases of any claims provided by Payee pursuant to any other agreement between Payee and the Maker.

11. Miscellaneous. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and referenced herein, and supersedes and terminates any prior agreements between the parties or their respective affiliates (written or oral) with respect to the subject matter hereof. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of a party hereto but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Except as set forth in Section 1, no assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be null and void ab initio. Subject to the foregoing, this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of Maker and Payee. Other than the Seller, who is an express third party beneficiary of this Note and shall be able to enforce the terms hereof against Maker as if it were an original party hereto, nothing contained in this Note shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or a successor or permitted assign of such a party. The headings set forth in this Note are for convenience of reference only and shall not be used in interpreting this Note. In this Note, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein”, “hereto” and “hereby” and other words of similar import shall be deemed in each case to refer to this Note as a whole and not to any particular portion of this Note; and (iv) a “business day” shall any day other than a Saturday or a Sunday or a day on which commercial banks are authorized or required to close in New York County, New York. This Note was prepared jointly by the parties and no rule that it be construed against the drafter will have any application in its construction or interpretation. This Note may be executed in multiple counterparts, including by facsimile, pdf or other electronic document transmission, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Columbus Acquisition Corp.

By:	/s/ Fen Zhang
	Name:	Fen Zhang
	Title:	Chief Executive Officer

Address for Notice: Columbus Acquisition Corp 14 Prudential Tower Singapore 049712 Attn: Fen “Eric” Zhang, CEO Telephone No.: (949) 899-1827 Email: eric.zhang@hercules.global	with a copy (which will not constitute notice) to: Loeb and Loeb LLP 345 Park Ave New York, NY 10154 Attn: Ted Paraskevas Telephone No: (212) 407-4971 Email: tparaskevas@loeb.com

Acknowledged and agreed as of the date first set forth above:

WISeSat.Space Corp.

By:	/s/ Carlos Moreira
	Name:	Carlos Moreira
	Title:	Chief Executive Officer

By:	/s/ John O’Hara
	Name:	John O’Hara
	Title:	Chief Financial Officer

Address for Notice: WISeSat.Space Corp. General-Guisan-Strasse 6 CH-6300 Zug Switzerland Attn: David Briffod Telephone No.: +41 78 323 9913 Email: dbriffod@wisekey.com	with a copy (which will not constitute notice) to:

 Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Barry I. Grossman, Esq. Matthew A. Gray, Esq.
Telephone No.: (212) 370-1300
Email: bigrossman@egsllp.com; @egsllp.com

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